UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010 (April 15, 2010)

ALPHA NATURAL RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 2345
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2010, Alpha Natural Resources, Inc. (the “Company”) entered into an amendment agreement (the “Amendment”) in connection with the credit agreement, dated as of July 30, 2004, as amended and restated as of July 7, 2006, and as further amended effective July 31, 2009, by and among the Company, Foundation PA Coal Company, LLC, Citicorp North America, Inc., as administrative agent, and the institutions from time to time party thereto as lenders (the “Credit Agreement”), pursuant to which certain terms of the Credit Agreement were amended and the Credit Agreement was restated in its entirety.  The Amendment to the Credit Agreement, among other things:

1)           extends the maturity of $236.8 million of outstanding term loans and $554.0 million of revolving credit facility commitments from July 7, 2011, to July 31, 2014;

2)           adds $300.4 million of additional revolving credit facility commitments with a maturity of July 31, 2014, to increase the aggregate principal amount available to be drawn under the revolving credit facility at the closing of the Amendment to $950.4 million, of which $96.0 million matures on July 7, 2011;

3)           increases the amount of incremental credit capacity that may be incurred under the Credit Agreement to $400.0 million, all of which will be available following the effectiveness of the Amendment; and

4)           makes other changes to the Credit Agreement, including increases to certain baskets under the negative covenants that provide the Company greater financial and operating flexibility.

This description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, as amended by the Amendment, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.  On April 15, 2010, the Company issued a press release regarding the Amendment and the Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Company has filed certain agreements as exhibits to this Current Report on Form 8-K.  These agreements may contain representations and warranties by the parties.  These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in such Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors.  Accordingly, these representations and warranties may not describe the Company’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description of Exhibit
*10.1
Second Amended and Restated Credit Agreement, dated as of July 30, 2004, as amended and restated as of July 7, 2006, as further amended effective July 31, 2009, and as further amended and restated as of April 15, 2010, by and among Alpha Natural Resources, Inc., Foundation PA Coal Company, LLC, Citicorp North America, Inc. as administrative agent and lender and the other lenders party thereto.

*99.1	Press Release, dated April 15, 2010.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

April 15, 2010	By:	/s/ Vaughn Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index
Exhibit No.	Description of Exhibit
*10.1
Second Amended and Restated Credit Agreement, dated as of July 30, 2004, as amended and restated as of July 7, 2006, as further amended effective July 31, 2009, and as further amended and restated as of April 15, 2010, by and among Alpha Natural Resources, Inc., Foundation PA Coal Company, LLC, Citicorp North America, Inc. as administrative agent and lender and the other lenders party thereto.

*99.1	Press Release, dated April 15, 2010.

* Filed herewith.